UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 31, 2014

CVSL INC.

(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 00-52818	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On July 31, 2014, The Longaberger Company (“TLC”), a subsidiary of CVSL Inc. (the “Company”) and CFI NNN Raiders, LLC. (“CFI”), entered into a Sale Leaseback Agreement (the “Sale Leaseback Agreement”) pursuant to which TLC agreed to sell to CFI certain real estate owned by TLC and used by TLC in its manufacturing, distribution and showroom activities. The real estate described in the Sale Leaseback Agreement was purchased by CFI, the aggregate purchase price received by TLC was $15,800,000.

Concurrently with entering into the Sale Leaseback Agreement, the Company and CFI entered into a Master Lease Agreement (the “Master Lease Agreement”) which is incorporated by reference. The Master Lease Agreement provides for a 15-year lease term and specifies the base quarterly rental for the real estate described in the rental schedule. The base quarterly rent in the first year is $551,772 and increases 3% annually each year thereafter. During the lease term, all of the costs, expenses and liabilities associated with the real estate are to be borne by the Company, and the Company is entitled to the unlimited use of the real estate.  The Master Lease Agreement includes customary events of default, including non-payment by the Company of the quarterly rental or other charges due under any The Master Lease Agreement.  The Company intends to utilize the proceeds from the sale of the real estate to pay off outstanding bank debt and for working capital purposes.

The foregoing descriptions of the Sale Leaseback Agreement and the Master Lease Agreement are qualified in their entirety by reference to the full text of the Sale Leaseback Agreement and the Master Lease Agreement (herein, the “Transaction Documents”), copies of each of which are attached as Exhibit Items 10.1 and 10.2, respectively, below.

Important Notice regarding the Transaction Documents

The, Transaction Documents have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Transaction Documents; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Documents instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03                                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Agreement for Purchase and Sale dated as of July 31, 2014 between The Longaberger Company, as Seller and CFI NNN Raiders, LLC, as Buyer
10.2	Master Lease Agreement made as of the July 31, 2014 by and between CFI NNN Raiders, LLC, as Landlord and CVSL Inc. as Tenant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CVSL Inc.

Date: August 1, 2014	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement for Purchase and Sale dated as of July 31, 2014 between The Longaberger Company, as Seller and CFI NNN Raiders, LLC, as Buyer
10.2	Master Lease Agreement made as of the July 31, 2014 by and between CFI NNN Raiders, LLC, as Landlord and CVSL Inc. as Tenant